Exhibit 4.4

CERTIFICATE OF STOCK

 DYNEX CAPITAL, INC.

INCORPORATED UNDER THE LAWS OF

THE COMMONWEALTH OF VIRGINIA

NUMBER C-	SHARES

($25 Liquidation Preference)
THIS CERTIFICATE MAY BE PRESENTED FOR TRANSFER IN CHARLOTTE, N.C. OR IN NEW YORK, N.Y. TRANSFER RESTRICTIONS ON REVERSE SIDE	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 26817Q878

THIS CERTIFIES THAT __________________ is the record holder of __________________ FULLY PAID AND NONASSESSABLE SHARES OF THE 6.900% SERIES C FIXED-TO-FLOATING RATE CUMULATIVE REDEEMABLE PREFERRED STOCK, $0.01 PAR VALUE, OF DYNEX CAPITAL, INC. (the “Corporation”) transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile signatures of the Corporation’s duly authorized officers.

Dated:

/s/ Byron L. Boston	/s/ Stephen J. Benedetti
Byron L. Boston	Stephen J. Benedetti
PRESIDENT	SECRETARY

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE SHAREOWNER SERVICES LLC

TRANSFER AGENT AND REGISTRAR

By: /s/

AUTHORIZED SIGNATURE

TRANSFER RESTRICTIONS

THE SHARES OF CAPITAL STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER. IN ACCORDANCE WITH THE CORPORATION’S ARTICLES OF INCORPORATION, ANY ACQUISITION OF SHARES OF THE CORPORATION’S CAPITAL STOCK THAT COULD OR WOULD (I) CAUSE THE CORPORATION TO BE DISQUALIFIED AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“REIT”), (II) RESULT IN THE IMPOSITION OF A PENALTY TAX (A “PENALTY TAX”) ON THE CORPORATION (INCLUDING THE IMPOSITION OF AN ENTITY-LEVEL TAX ON ONE OR MORE REAL ESTATE MORTGAGE INVESTMENT CONDUITS (“REMICS”) IN WHICH THE CORPORATION HAS ACQUIRED OR PLANS TO ACQUIRE AN INTEREST) OR (III) ENDANGER THE TAX STATUS OF ONE OR MORE REMICS IN WHICH THE CORPORATION HAS ACQUIRED OR PLANS TO ACQUIRE AN INTEREST WILL BE NULL AND VOID TO THE FULLEST EXTENT PERMITTED BY LAW, AND THE INTENDED TRANSFEREE WILL BE DEEMED NEVER TO HAVE HAD AN INTEREST IN SUCH SHARES.

FOR THE PURPOSE OF THE CORPORATION’S MAINTENANCE OF ITS STATUS AS A REIT, THE CORPORATION’S ARTICLES OF INCORPORATION PROHIBIT ANYONE FROM OWNING IN THE AGGREGATE, DIRECTLY OR INDIRECTLY, MORE THAN 9.8% OF THE OUTSTANDING SHARES OF THE CORPORATION’S CAPITAL STOCK, UNLESS AN EXEMPTION IS APPROVED BY THE CORPORATION’S BOARD OF DIRECTORS.

THE CORPORATION MAY REQUIRE EVIDENCE OF A PROPOSED TRANSFEREE’S STATUS AND OWNERSHIP INTEREST BEFORE PERMITTING ANY TRANSFER AND MAY REDEEM ANY SHARES HELD IN VIOLATION OF THE PRECEDING PARAGRAPHS. THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A FULL STATEMENT OF THE TRANSFER RESTRICTIONS UPON REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

THE CORPORATION WILL FURNISH TO THE STOCKHOLDER INFORMATION REGARDING THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS OF ITS CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. SUCH REQUEST MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	-as tenants in common -as tenants by the entireties -as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT -	Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
(State)
		UNIF TRANS MIN ACT-	Custodian
(Cust) (Minor)
under Uniform Transfers to Minors Act
(State)

FOR VALUE RECEIVED, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________ Shares of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.